Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR

SECOND QUARTER FISCAL 2015

IRVINE, Calif. — Jan. 27, 2015 — Western Digital® Corp. (NASDAQ: WDC) today reported revenue of $3.9 billion and net income of $460 million, or $1.93 per share, for its second fiscal quarter ended Jan. 2, 2015. On a non-GAAP basis, net income was $539 million or $2.26 per share. In the year-ago quarter, the company reported revenue of $4.0 billion and net income of $430 million, or $1.77 per share. Non-GAAP net income in the year-ago quarter was $532 million, or $2.19 per share.

The company generated $243 million in cash from operations during the December quarter, net of the Seagate arbitration award payment of $773 million, ending with total cash and cash equivalents of $4.9 billion. During the December quarter, the company utilized $309 million to repurchase 3.2 million shares of common stock. On Nov. 4, the company declared a $0.40 per common-share dividend, which was paid on Jan. 15.

“We delivered strong financial results in the December quarter, with better-than-anticipated revenues, gross margins, and earnings,” said Steve Milligan, president and chief executive officer. “The diversified nature of our business and solid execution by our HGST and WD® subsidiaries are enabling us to consistently deliver strong financial performance. Also, I am encouraged by the market’s response to our strategic growth initiatives, which we believe position the company to thrive in the evolving data storage ecosystem.”

Western Digital Announces Financial Results For Second Quarter Fiscal 2015

The investment community conference call to discuss these results will be broadcast live over the Internet today at the revised time of 3PM Pacific/6PM Eastern. The live and archived conference call webcast can be accessed online at investor.wdc.com. The telephone replay number is 1-866-443-4169 in the U.S. or +1-203-369-1117 for international callers.

About Western Digital

Founded in 1970, Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is an industry-leading developer and manufacturer of storage solutions that enable people to create, manage, experience and preserve digital content. Its HGST and WD® subsidiaries are long-time innovators in the storage industry. Western Digital Corporation is responding to changing market needs by providing a full portfolio of compelling, high-quality storage products with effective technology deployment, high efficiency, flexibility and speed. Our products are marketed under the HGST, WD and G-Technology™ brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the company’s strategic investments positioning, execution and financial performance. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking

Western Digital Announces Financial Results For Second Quarter Fiscal 2015

statements, including volatility in global economic conditions; business conditions and growth in the storage ecosystem; pricing trends and fluctuations in average selling prices; the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on Nov. 4, 2014, and the company’s registration statement on Form S-3 filed with the SEC on Nov. 5, 2014, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

###

Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand. Other marks may be mentioned herein that belong to other companies.

WESTERN DIGITAL CORPORATION

PRELIMINARY1 CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Jan. 2, 2015	Jun. 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$4,902	$4,804
Short-term investments	241	284
Accounts receivable, net	1,880	1,989
Inventories	1,282	1,226
Other current assets	355	417

Total current assets	8,660	8,720
Property, plant and equipment, net	3,099	3,293
Goodwill	2,566	2,559
Other intangible assets, net	359	454
Other non-current assets	455	473

Total assets	$15,139	$15,499

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,071	$1,971
Accrued arbitration award	—	758
Accrued expenses	496	412
Accrued compensation	451	460
Accrued warranty	146	119
Current portion of long-term debt	125	125

Total current liabilities	3,289	3,845
Long-term debt	2,250	2,313
Other liabilities	496	499

Total liabilities	6,035	6,657
Total shareholders’ equity	9,104	8,842

Total liabilities and shareholders’ equity	$15,139	$15,499

[1]	On Jan. 15, 2015, the Higher Regional Court of Munich declared that Western Digital must pay levies on certain hard drives sold in Germany from January 2008 through December 2010. This decision pertains to third party claims previously disclosed in Western Digital’s periodic filings, and the Company believes this will not have a material adverse effect on its business. No accrual for this matter has been previously recorded and the Company is reviewing the decision to determine whether or not to record an accrual in its results for the quarter ended Jan. 2, 2015.

WESTERN DIGITAL CORPORATION

PRELIMINARY1 CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	Jan. 2, 2015	Dec. 27, 2013	Jan. 2, 2015	Dec. 27, 2013
Revenue, net	$3,888	$3,972	$7,831	$7,776
Cost of revenue	2,756	2,816	5,550	5,521

Gross profit	1,132	1,156	2,281	2,255

Operating expenses:
Research and development	426	416	863	817
Selling, general and administrative	164	226	384	358
Charges related to arbitration award	1	13	15	26
Employee termination, asset impairment and other charges	53	23	62	34

Total operating expenses	644	678	1,324	1,235

Operating income	488	478	957	1,020
Net interest and other	(8)	(11)	(17)	(21)

Income before income taxes	480	467	940	999
Income tax provision	20	37	57	74

Net income	$460	$430	$883	$925

Income per common share:
Basic	$1.97	$1.82	$3.79	$3.92

Diluted	$1.93	$1.77	$3.69	$3.81

Weighted average shares outstanding:
Basic	233	236	233	236

Diluted	238	243	239	243

WESTERN DIGITAL CORPORATION

PRELIMINARY1 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Six Months Ended
	Jan. 2, 2015	Dec. 27, 2013	Jan. 2, 2015	Dec. 27, 2013
Cash flows from operating activities
Net income	$460	$430	$883	$925
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	290	317	579	629
Stock-based compensation	41	42	80	84
Deferred income taxes	21	(29)	31	(39)
Gain from insurance recovery	(37)	—	(37)	(65)
Loss on disposal of assets	8	14	12	29
Non-cash portion of employee termination, asset impairment and other charges	18	2	19	9
Changes in operating assets and liabilities, net	(558)	(49)	(497)	(166)

Net cash provided by operating activities	243	727	1,070	1,406

Cash flows from investing activities
Purchases of property, plant and equipment	(146)	(170)	(306)	(306)
Acquisitions, net of cash acquired	(6)	(560)	(6)	(823)
Purchases of investments	(475)	—	(595)	—
Proceeds from sales of investments	464	—	630	—
Proceeds from sale of property, plant and equipment	7	—	7	—
Other investing activities, net	28	(35)	16	4

Net cash used in investing activities	(128)	(765)	(254)	(1,125)

Cash flows from financing activities
Employee stock plans, net	62	91	64	98
Repurchases of common stock	(309)	(150)	(532)	(300)
Dividends to shareholders	(94)	(59)	(188)	(118)
Proceeds from debt	—	—	—	500
Repayment of debt	(31)	(58)	(62)	(115)

Net cash provided by (used in) financing activities	(372)	(176)	(718)	65

Net increase (decrease) in cash and cash equivalents	(257)	(214)	98	346
Cash and cash equivalents, beginning of period	5,159	4,869	4,804	4,309

Cash and cash equivalents, end of period	$4,902	$4,655	$4,902	$4,655

WESTERN DIGITAL CORPORATION

PRELIMINARY1 GAAP TO NON-GAAP RECONCILIATION

(in millions, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	Jan. 2, 2015	Dec. 27, 2013	Jan. 2, 2015	Dec. 27, 2013
GAAP net income	$460	$430	$883	$925
Non-GAAP adjustments:
Amortization of intangibles	45	51	91	98
Employee termination, asset impairment and other charges	53	23	62	34
Charges related to arbitration award	1	13	15	26
Acquisition-related expense	—	—	—	13
Flood-related insurance recovery	(37)	—	(37)	(65)
Other	17	15	29	15

Non-GAAP net income	$539	$532	$1,043	$1,046

Diluted net income per common share:
GAAP	$1.93	$1.77	$3.69	$3.81

Non-GAAP	$2.26	$2.19	$4.36	$4.30

Weighted average shares outstanding:

Diluted	238	243	239	243

The table above sets forth non-GAAP net income and non-GAAP diluted net income per common share. These non-GAAP net income and diluted net income per common share measures exclude amortization of intangibles related to acquisitions, certain employee termination, asset impairment and other charges, certain charges related to an arbitration award and other charges that are unusual, non-recurring or may not be indicative of ongoing operations. The Company believes that non-GAAP net income and non-GAAP earnings per share are useful measures to investors as an alternative method for measuring the Company’s earnings performance and comparing it against prior periods. The presentation of these adjusted amounts vary from numbers presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. The tax effect of the aforementioned items was not material to the condensed consolidated statements of income for the three and six month periods ended January 2, 2015 and December 27, 2013.